EXHIBIT 16.1

February 24, 2009

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Aerosonic Corporation's statement included under Item 4.01 of its Form 8-K filed on February 24, 2009 and we agree with the statements concerning out firm.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP